NOTICE OF GUARANTEED DELIVERY
                                       FOR
                             ONEITA INDUSTRIES, INC.

                Rights to Subscribe for and Purchase Common Stock

      This form or one substantially equivalent hereto, must be used to subscribe for shares of Common Stock, par value $.25 per share (the "Common Stock") of Oneita Industries, Inc., pursuant to the Rights Offering made pursuant to the Prospectus dated _______________, 1996 (the "Prospectus") if Subscription Rights Certificates are not immediately available or if time will not permit all required documents to reach the Subscription Agent on or prior to 5:00 P.M., New York City time, on _____________, 1996. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Subscription Agent, accompanied by proper payment.


TO: American Stock Transfer & Trust Company, Subscription Agent

By Mail, Hand or By Overnight Courier:

American Stock Transfer & Trust Company
40 Wall street
46th Floor
New York, New York 10005

By Facsimile: (718) 234-5001

      Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

Gentlemen:

      The undersigned hereby tenders to American Stock Transfer & Trust Company, as Subscription Agent, upon the terms and conditions set forth in the Prospectus and the Transmittal Letter and Instructions, receipt of which is hereby acknowledged, the number of Rights set forth below which are hereby exercised to purchase the number of shares of Common Stock set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus.

Signature(s)___________________________  Address ______________________________

---------------------------------------  --------------------------------------
Name(s)                                    Zip Code

                                      Area Code and
__________________________________    Tel. No. (s) ____________________________
       Please Type or Print

Number of Rights Tendered  . . . . . . . . .


Number of shares of Common Stock subscribed
for pursuant to Basic Subscription Rights. . . . . . . . . . . .


Subscription Rights Certificate No. (if available) . . . . . . .

                                    GUARANTEE

      The undersigned, a member of a registered national securities exchange, or a member of the Natioanl Association of Securities Dealers, Inc. or a commerical bank or trust company having an office correspondent in the United States, hereby guarantees that the Subscription Rights Certificate representing the number of Rights tendered hereby, in proper form for tender together with any other required documents will be received by the Subscription Agent at its address set forth above, no later than 12:00 Noon, New York City time, on ___________, 1996.


---------------------------------     ----------------------------------------
         Name of Firm                                Address


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     Authorized Signature                            Zip Code


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     Name (Please Print)                     Area Code and Telephone No.


_________________________________     Dated __________________________________
            Title